Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-261608) of our report dated March 15, 2021, relating to the consolidated financial statements of NewLake Capital Partners, Inc. (formerly known as GreenAcreage Real Estate Corp.), which appears in this Form 10-K.

/s/ DAVIDSON & COMPANY LLP

Vancouver, Canada	Chartered Professional Accountants

March 17, 2022